Exhibit 99.1

January 29, 2015

USD PARTNERS LP ANNOUNCES FOURTH QUARTER 2014 CASH DISTRIBUTION AND EARNINGS RELEASE DATE

HOUSTON - USD Partners LP (NYSE: USDP) (the “Partnership”) announced today that the Board of Directors of USD Partners GP LLC, the Partnership’s general partner, declared its initial quarterly cash distribution of $0.24375 per unit. The cash distribution declared represents the prorated amount of USDP’s targeted minimum quarterly distribution of $0.2875 per unit, or $1.15 per unit on an annualized basis, based upon the number of days from the close of USDP’s initial public offering on October 15, 2014 to the end of the fourth quarter. The distribution is payable on February 13, 2015 to unitholders of record at the close of business on February 9, 2015.

Fourth Quarter 2014 Earnings Release Date and Conference Call Information

USDP plans to report fourth quarter 2014 financial and operating results after market close on Wednesday, March 25, 2015. USDP will host a conference call and webcast regarding fourth quarter results at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) on Thursday, March 26, 2015.

To listen live over the Internet, participants are advised to log on to USDP’s web site at www.usdpartners.com and select the “Events & Presentations” sub-tab under the “Investors” tab. To join via telephone, participants may dial (877) 266-7551 or (339) 368-5209, conference ID 69117492. Participants are advised to dial in at least 15 minutes prior to the call.

An audio replay of the conference call will be available for thirty days by dialing (800) 585-8367 or (404) 537-3406, conference ID 69117492. In addition, a replay of the audio webcast will be available by accessing the Partnership's web site after the call is concluded.

About USDP

USDP is a fee-based, growth-oriented master limited partnership formed by US Development Group LLC to acquire, develop and operate energy-related rail terminals and other high-quality and complementary midstream infrastructure assets and businesses. USDP’s assets consist primarily of: (i) an origination crude-by-rail terminal in Hardisty, Alberta, Canada, with capacity to load up to two 120-railcar unit trains per day and (ii) two destination unit train-capable ethanol rail terminals in San Antonio, Texas, and West Colton, California, with a combined capacity of approximately 33,000 barrels per day. In addition, USDP provides railcar services through the management of a railcar fleet that is committed to customers on a long-term basis.

Qualified Notice to Nominees

This release serves as qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d). Please note that we believe that 100 percent of USDP’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of USDP’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not USDP, are treated as withholding agents responsible for withholding distributions received by them on behalf of foreign investors.

Contacts:

Adam Altsuler, (281) 291-3995
Vice President and Chief Financial Officer

Ashley Means, (281) 291-3965
Manager, Finance & Investor Relations

This press release contains forward-looking statements within the meaning of U.S. federal securities laws, including statements with respect to the amount and timing of USDP’s fourth quarter cash distribution. Words and phrases such as “is expected,” “is planned,” “believes,” “projects,” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements relating to USDP are based on management’s expectations, estimates and projections about the Partnership, its interests and the energy industry in general on the date this press release was issued. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include those as set forth in our filings with the Securities and Exchange Commission. USDP is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.